Exhibit 23A(4)

                             ARTICLES SUPPLEMENTARY
                                       TO
                ARTICLES OF AMENDMENT AND RESTATEMENT, AS AMENDED
                                       OF
                             PENN STREET FUND, INC.


     PENN STREET FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of Section 2-208.1 of Maryland General Corporation Law that:

     FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

     SECOND: The Corporation has authority to issue One Billion (1,000,000,000) shares of common stock of the Corporation, having a par value of $0.001 per share amounting in aggregate par value to TEN MILLION DOLLARS ($10,000,000). The Board of Directors of the Corporation (the "Board") previously has allocated One Hundred Million (100,000,000) shares of common stock (par value $0.001) as follows:

     10,000,000 shares are designated as McGlinn Balanced Portfolio 10,000,000 shares are designated as The Andrew Portfolio
     10,000,000 shares are designated as Cumberland Taxable Fixed Income
          Portfolio
     10,000,000 shares are designated as Baldwin Large-Cap Growth Portfolio 10,000,000 shares are designated as Penn Street Advisors Sector
          Rotational Portfolio
     10,000,000 shares are designated as Berkshire Advisors Select
          Equity Portfolio.

     THIRD: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "New Epoch Portfolio -- Class A" series.

     FOURTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "Cumberland ETF Portfolio -- Class A" series.

     FIFTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "Cumberland Pennsylvania Tax Exempt Portfolio -- Class A" series.

     SIXTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "New Epoch Portfolio -- Class C" series

     SEVENTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "Cumberland ETF Portfolio -- Class C" series

     EIGHTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "Cumberland Pennsylvania Tax Exempt Portfolio -- Class C" series.

     NINTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "McGlinn Balanced Portfolio-- Class C" series.

     TENTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "Cumberland Taxable Fixed Income Portfolio-- Class C" series.

     ELEVENTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "Baldwin Large-Cap Growth Portfolio-- Class C" series.

     TWELFTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "Penn Street Advisors Sector Rotational Portfolio-- Class C" series.

     THIRTEENTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of Ten Million (10,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "Berkshire Advisors Select Equity Portfolio-- Class C" series.

     FOURTEENTH: At a regular meeting of the Board held on __________, 2003, the Board of Directors of the Corporation (the "Board") adopted a resolution re-classifying the common stock described in Section SECOND above as follows:

     10,000,000 shares are designated as McGlinn Balanced Portfolio--
          Class A series
     10,000,000 shares are designated as Cumberland Taxable Fixed Income
          Portfolio-- Class A series
     10,000,000 shares are designated as Baldwin Large-Cap Growth
          Portfolio-- Class A series
     10,000,000 shares are designated as Penn Street Advisors Sector
          Rotational Portfolio-- Class A series
     10,000,000 shares are designated as Berkshire Advisors Select Equity
          Portfolio-- Class A series

     FIFTEENTH: Following the aforesaid classification, allocation and reclassification, the total number of shares of stock which the Corporation is authorized to issue is One Hundred Sixty Million (160,000,000) shares of common stock of the Corporation with a par value of $0.001 per share and an aggregate par value of Eighty Thousand Dollars ($160,000), and the allocation of shares of common stock, par value $0.001 per share, to each of the sixteen classes (each a "series") is as follows:

                                                               Number of Shares
                                                                of Common Stock
                                                               (par value $0.001
                                                                   per share)
                Series Designation                                 Allocated
                ------------------                                 ---------
McGlinn Balanced Portfolio -- Class A                              10,000,000
McGlinn Balanced Portfolio -- Class C                              10,000,000
Cumberland Taxable Fixed Income Portfolio -- Class A               10,000,000
Cumberland Taxable Fixed Income Portfolio -- Class C               10,000,000
Baldwin Large-Cap Growth Portfolio -- Class A                      10,000,000
Baldwin Large-Cap Growth Portfolio -- Class C                      10,000,000
Penn Street Advisors Sector Rotational Portfolio -- Class A        10,000,000
Penn Street Advisors Sector Rotational Portfolio -- Class C        10,000,000

Berkshire Advisors Select Equity Portfolio -- Class A              10,000,000
Berkshire Advisors Select Equity Portfolio -- Class C              10,000,000
New Epoch Portfolio - Class A                                      10,000,000
New Epoch Portfolio - Class C                                      10,000,000
Cumberland ETF Portfolio- Class A                                  10,000,000
Cumberland ETF Portfolio- Class C                                  10,000,000
Cumberland Pennsylvania Tax Exempt Portfolio- Class A              10,000,000
Cumberland Pennsylvania Tax Exempt Portfolio- Class C              10,000,000

     SIXTEENTH: The shares of common stock allocated and classified as described above shall have all the rights and privileges as set forth in the Corporation's Articles of Amendment and Restatement of Penn Street Fund, Inc, as amended, including such priority in the assets and liabilities of such series as may be provided in such Articles.

     IN WITNESS WHEREOF, Penn Street Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on November 19, 2003.

         Attest:                             Penn Street Fund, Inc.

         ____________________________        ______________________________
         Maria McGarry, Esq.                 G. Michael Mara
         Secretary                           President

     THE UNDERSIGNED, President of Penn Street Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary to the Articles of Amendment and Restatement of Penn Street Fund, Inc., as amended, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to the Articles of Amendment and Restatement of Penn Street Fund, Inc., as amended, to be the corporate act of the Corporation and further hereby certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                             _____________________________
                                             Name: G. Michael Mara
                                             Title: President